UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2021
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		888	301-0489
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2021, Farmer Bros. Co., a Delaware corporation (the “Company”), repaid in full all of the outstanding loans and other amounts payable under the Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended to date, the “Original Credit Agreement”) with JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent and lender, and the other lenders party thereto, together with various loan documents relating thereto, using proceeds of loans received pursuant to a refinancing under a new senior secured facility composed of (a) a Credit Agreement, dated as of April 26, 2021 (the “Revolver Credit Facility Agreement”) by and among the Company, Boyd Assets Co., FBC Finance Company, Coffee Bean Holding Co., Inc., Coffee Bean International, Inc. and China Mist Brands, Inc., as borrowers (collectively, the “Borrowers”), Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent and lender, and the other lenders party thereto, and various loan documents relating thereto including the Guaranty and Security Agreement, dated as of April 26, 2021 (the “Revolver Security Agreement”), by and among the Borrowers, as grantors, and Wells Fargo, as administrative agent, and (b) a Credit Agreement, dated as of April 26, 2021 (the “Term Credit Facility Agreement”) by and among the Borrowers, MGG Investment Group LP (“MGG”), as administrative agent, and the lenders party thereto, and various loan documents relating thereto including the Guaranty and Security Agreement, dated as of April 26, 2021 (the “Term Security Agreement”), by and among the Borrowers, as grantors, and MGG, as administrative agent.

The following summary description of the Revolver Credit Facility Agreement and the Revolver Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Revolver Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1, and the Revolver Security Agreement, a copy of which is filed herewith as Exhibit 10.2, in each case, incorporated herein by reference.

The Revolver Credit Facility Agreement, among other things include:

1.A commitment of up to $80.0 million (“Revolver”);
2.sublimit on letters of credit of $10.0 million;
3.maturity date of April 25, 2025;
4.fully collateralized by all existing and future capital stock of the Borrowers (other than the Company and all of the Borrowers' personal and real property;
5.Revolver calculated as the lesser of (a) $80.0 million and (b) the amount derived from pursuant to a borrowing base composed of the sum of (i) 85%of eligible accounts receivable (less a dilution reserve), plus (ii) the lesser of: (a) 80% of eligible raw material inventory, eligible in-transit inventory and eligible finished goods inventory (collectively, “Eligible Inventory”), and (b) 85% of the net orderly liquidation value (“NOLV”) of eligible inventory, minus (c) applicable reserve;
6.Interest under the Revolver is either LIBOR + 2.25% per annum, with LIBOR floor 0.50%, or base rate + 1.25% per annum; and
7.In the event that Borrowers’ availability to borrow under the Revolver falls below $10.0 million, financial covenant requires the Company to have a fixed charge coverage ratio of at least 1.00:1.00 at all such times.

The Revolver Credit Facility Agreement and the Revolver Security Agreement contain customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, require the Company to satisfy certain financial covenants and restrict the Company's and its subsidiaries' ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Revolver Credit Facility Agreement becoming immediately due and payable and termination of the commitments.

The following summary description of the Term Credit Facility Agreement and the Term Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Term Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.3, and the Term Security Agreement, a copy of which is filed herewith as Exhibit 10.4, in each case, incorporated herein by reference.

The Term Credit Facility Agreement, among other things include:

1.total commitment of $47.5 million in the form of a term loan (“Term Loan”);
2.maturity date of April 25, 2025;
3.fully collateralized by all existing and future capital stock of the Borrowers(other than the Company and all of the Borrowers' personal and real property;
4.Interest under the Term Loan is either (a) LIBOR + 6.5% per annum, or (b) base rate + 5.50% per annum, with a 3% floor on base rate;
5.financial covenants include;
(i) maintain qualified cash and Borrower’s availability to borrow under the Revolver of at least $15.0 million through September 30, 2021; and
(ii) Commencing on the fiscal quarter ending on March 31, 2022, quarterly minimum EBITDA and fixed charge coverage ratio requirements specified therein.

The Term Credit Facility Agreement and the Term Security Agreement contain customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, require the Company to satisfy certain financial covenants and restrict the Company's and its subsidiaries' ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Term Credit Facility Agreement becoming immediately due and payable and termination of the commitments.

In connection with our entry into the new Revolver Credit Facility Agreement and Term Credit Facility Agreement, Wells Fargo assumed our interest rate swap from our prior lender. We then entered into an International Swap Dealers Association, Inc. (“ISDA”) master agreement with Wells Fargo, a copy of which is filed herewith as Exhibit 10.5, and its related schedule, which is filed herewith as Exhibit 10.6, and in each case, incorporated herein by reference. Contemporaneously with Wells Fargo's assumption of our existing interest rate swap, we entered into a replacement interest rate swap with Wells Fargo pursuant to a new interest rate swap confirmation, a copy of which in draft form is filed herewith as Exhibit 10.7 and incorporated herein by reference.

The Revolver Credit Facility Agreement and the Term Credit Facility Agreement provide the Company increased flexibility to proactively manage its liquidity and working capital, while maintaining compliance with its debt financial covenants, and preserving financial liquidity to mitigate the impact of the uncertain business environment resulting from the COVID-19 pandemic and continue to execute on key strategic initiatives.

Wells Fargo and its affiliates have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking services, for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03

Item 7.01 Regulation FD Disclosure.

On April 27, 2021, the Company issued a press release announcing entry into the Revolver Credit Facility Agreement and the Term Credit Facility Agreement and providing a business update. A copy of the press release is being furnished as Exhibit 99.1 hereto.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.2 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of dated as of April 26, 2021, by and among Farmer Bros. Co., a Delaware corporation, the other loan parties named therein, the lenders named therein and Wells Fargo Bank, N.A., as administrative agent and lender.

10.2
Guaranty and Security Agreement dated as of April 26, 2021, by and among Farmer Bros. Co., a Delaware corporation, the other grantors named therein, and Wells Fargo Bank, N.A., as administrative agent.

10.3
Credit Agreement dated as of dated as of April 26, 2021, by and among Farmer Bros. Co., a Delaware corporation, the other loan parties named therein, the lenders named therein and MGG Investment Group LP, as administrative agent.

10.4
Guaranty and Security Agreement dated as of April 26, 2021, by and among Farmer Bros. Co., a Delaware corporation, the other grantors named therein, and MGG Investment Group LP, as administrative agent.

10.5	ISDA Master Agreement, dated as of April 26, 2021, by and between Farmer Bros. Co. and Wells Fargo Bank, N.A.
10.6	Schedule of the ISDA Master Agreement, dated as of April 26, 2021, by and between Farmer Bros. Co. and Wells Fargo Bank, N.A.
10.7	Replacement interest rate swap with Wells Fargo Bank, N.A. pursuant to a new interest rate swap confirmation.
99.1	Press Release of Farmer Bros. Co. dated April 27, 2021.*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

________________
* Furnished, not filed, herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    April 27, 2021

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)